UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

BRAVO MULTINATIONAL INCORPORATED
(Name of small business in its charter)

Wyoming	000-53505	85-4068651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) 2020 General Booth Blvd., Suite 230 Virginia Beach, VA 23454

Registrant’s telephone number:

757-306-6090

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Item 1.01- Entry into a Material Agreement

Pursuant to the binding term sheet executed on December 20, 2023, Bravo Multinational, Inc. (“Bravo”) entered into an Asset Purchase Agreement with Streaming TVEE, Inc. (“STV”), a Delaware corporation, on February 6, 2024.  The Asset Purchase Agreement provides that at a future closing date (to occur on or before thirty (30) days from the date of the Asset Purchase Agreement) Bravo will acquire certain streaming assets of STV as more specifically described in Schedule 2.1.1a and 2.1.1b to the Asset Purchase Agreement.  At the closing, STV will receive from Bravo the purchase price of $9,760,000, consisting of a promissory note in the amount of $7,760,000 and the assumption of $2,000,000 in STV debt.  Bravo will assume no other debt of STV.  The Asset Purchase Agreement contains other provisions consistent with agreements of a similar nature.

The board of directors of BRAVO approved the Asset Purchase Agreement as well as the underlying transaction pursuant thereto.

A significant element of the assets to be acquired under the Asset Purchase Agreement is the TVee NOW™ streaming platform, slated for launch in Q1 of 2024. This strategic move enables Bravo to own cutting-edge OTT streaming technology, as well as a hybrid model blending advertising-based Video-on-Demand (AVOD) along with a subscription based Video-on-Demand (SVOD) services. Furthermore, the assets to be acquired include various transferable Letters of Intent (LOIs) for the purpose of partnering with nonprofit organizations to white-label the platform, granting these entities their own applications powered by TVee NOW™. This initiative, if successful, will allow revenue sharing for Bravo and will create a philanthropic opportunity by enabling the Company to give back to the communities it serves. Additionally, the Agreement's inclusion of Streaming TVEE's recent acquisition of MWP Entertainment Group’s video property assets, featuring exclusive rights to premium music and comedy performances, will enhance Bravo's content portfolio, which will include acclaimed artists such as H.E.R., Snoop Dogg, Bill Burr.

Forward-Looking Statements:

Certain statements contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans, and prospects for Bravo’s business and operations and involve a number of risks and uncertainties. Bravo’s forward-looking statements in this report are made as of the date hereof and Bravo disclaims any duties to supplement, update or revise such statements on a going forward basis whether as a result of subsequent developments, change or expectations or otherwise. In connection with the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, Bravo is identifying certain forward-looking information regarding, among other things, the Important factors that could cause further events or results to vary from those addressed in the forward-looking statements, including, without limitation, risks and uncertainties arising from the ability of Bravo to successfully manage the assets; uncertainties relating to the ability to realize the expected benefits of the business plan; unanticipated or unfavorable regulatory matters; general economic conditions in the industry in which the company operates, and other risk factors as discussed in other Bravo filings made from time to time with the United States Securities and Exchange Commission.

Item 9.01- Financial Statements and Exhibits

Exhibit No.	Description
10.01	Asset Purchase Agreement dated February 6, 2024, among Streaming TVEE, Inc. and Bravo Multinational, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 8, 2024	BRAVO MULTINATIONAL INCORPORATED By: /s/Richard Kaiser Name: Richard Kaiser Title: Director/CFO